                                                                    EXHIBIT 10.3


             REINSTATEMENT AND SECOND AMENDMENT TO AGREEMENT OF SALE

      REINSTATEMENT AND SECOND AMENDMENT TO AGREEMENT OF SALE (this "Second Amendment"), dated as of March 11, 2003, between INTERSTATE 78 OFFICE PARK, LTD., a New Jersey limited partnership, NEW YORK DISTRIBUTION CENTER, L.P., a New Jersey limited partnership, RARITAN BUILDING ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, 191 TALMADGE ROAD REALTY HOLDINGS, L.P., a New Jersey limited partnership, CARLSTADT BUILDING REALTY HOLDINGS, L.P., a New Jersey limited partnership, CARLSTADT ASSOCIATES, LTD., a New Jersey limited partnership, APOLLO ASSOCIATES, LTD., a New Jersey limited partnership, EASTMANS ROAD ASSOCIATES, LTD., a New Jersey limited partnership, WEBRO ASSOCIATES, LTD., a New Jersey limited partnership and OAKLAND BUILDING ASSOCIATES, LTD., a New Jersey limited partnership (each such party being herein called a "Seller" and all such parties being herein collectively called the "Sellers") and KEYSTONE NEW JERSEY ASSOCIATES, LLC, a Delaware limited liability company ("Purchaser").

                              PRELIMINARY STATEMENT

      Sellers and Purchaser entered into an Agreement of Sale dated March 1, 2002, as amended by various letter amendments extending the Due Diligence Period to the last expiration date of August 5, 2002 (the "Agreement of Sale") and by Reinstatement and First Amendment to Agreement of Sale dated August 28, 2002 (the "First Amendment") (the Agreement of Sale, as amended by such letter agreements and the First Amendment being herein called the "Original Agreement"), pursuant to which Sellers agreed to sell and convey to Purchaser, and Purchaser agreed to acquire from Sellers, subject to the terms and conditions of the Original Agreement, certain Properties more specifically described therein. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning specified in the Original Agreement. On September 30, 2002, Sellers terminated the Original Agreement pursuant to Section 14 of the First Amendment.

      Except with respect to the properties known as 1200 Valley Brook Road, Lyndhurst, New Jersey, and 3-5 Finderne Avenue, Bridgewater, New Jersey, Sellers and Purchaser now desire to reinstate the Original Agreement and simultaneously with this reinstatement to amend the Original Agreement, inter alia, to

(a) add as additional Sellers, 191 Talmadge Road Realty Holdings, L.P., Apollo Associates, Ltd., Eastmans Road Associates, Ltd., Webro Associates, Ltd., and Oakland Building Associates, Ltd., (b) add as additional properties to be conveyed to Purchaser the five (5) properties owned by each such entity described on Exhibit A-1 annexed hereto and (c) to otherwise modify and amend the Original Agreement in the manner herein provided.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

      1. Reinstatement of Original Agreement. Sellers and Purchaser hereby agree that, effective upon the execution and delivery of this Second Amendment, the Original Agreement, as amended hereby, is hereby reinstated as a valid and binding agreement with respect to all of the Properties except 1200 Valley Brook Road, Lyndhurst, New Jersey, and 3-5 Finderne Avenue, Bridgewater, New Jersey.

      2. Removal of 1200 Valley Brook Road and 3-5 Finderne Avenue, Bridgewater, New Jersey. The parties hereby agree that the properties identified in the Original Agreement as 1200 Valley Brook Road, Lyndhurst, New Jersey, and 3-5 Finderne Avenue, Bridgewater, New Jersey, are hereby removed from the Original Agreement. The term "Properties" as used in the Original Agreement and this Second Amendment shall be deemed not to include 1200 Valley Brook Road and 3-5 Finderne Avenue, and all references in the Original Agreement, including, without limitation, the provisions of clause (c) of Section 2.5 of the Agreement of Sale and all references to 1200 Valley Brook Road and 3-5 Finderne Avenue, Bridgewater, New Jersey, in the Exhibits thereto are hereby deleted in their entirety. The term "Sellers" as used in the Original Agreement and this Second Amendment shall not include Fin Associates Limited Partnership or Wedgewood Plaza, L.P. but shall include all other Sellers identified in the introductory paragraph of this Second Amendment.

      3. Sale of Additional Properties. In addition to the Properties described in the Original Agreement (subject to the deletion of 1200 Valley Brook Road and 3-5 Finderne Avenue), Sellers hereby agree to sell, convey, transfer and assign to Purchaser, and Purchaser hereby agrees to purchase and acquire from Sellers, the additional Properties identified on Exhibit A-1 annexed hereto (the "Additional Properties") upon the terms and conditions contained in the Original Agreement as amended and modified hereby. The parties acknowledge that although the Property known as 191 Talmadge Road was deleted from the transaction pursuant to Paragraph 2 of the First Amendment, such property is now included in this transaction. The conveyance of all Properties shall include all right title and interest of the respective Sellers in and to
(a) all licenses, permits and other authorizations for the use, operation, maintenance, ownership and development of the Additional Properties, (b) all plans, specifications, shop drawings, operating manuals and other technical data relating to the Improvements and the Personal Property, (c) all software and security codes relating to the operation of the Improvements and the Personal Property and (e) all rights under Guarantees and Warranties. The term "Properties" as used in the Original Agreement, as modified hereby, shall be deemed to include the Additional Properties.

      4. Legal Descriptions. Exhibit A to the Agreement of Sale is hereby deleted in its entirety and Exhibit A-1 annexed hereto is hereby substituted therefor, it being agreed that Exhibit A-1 contains the legal descriptions of all of the Properties based upon current surveys. The parties agree that the deeds for the Properties shall contain both the legal descriptions contained in Exhibit A-1 and the legal descriptions contained in the deeds vesting title in the Sellers.

      5. Termination Limitation. The term "Termination Limitation" is hereby deleted from the Original Agreement. The parties acknowledge that, notwithstanding the provisions of Sections 8.1, 8.2 or 8.3 of the Original Agreement, in the event Purchaser elects to terminate the Original Agreement as amended by this Second Amendment with respect to any Property, it must terminate the Original Agreement as amended by this Second Amendment with respect to all Properties, whereupon the Deposit shall be refunded to Purchaser, whereupon neither Sellers nor Purchaser shall have any further rights against the other thereunder.

      6. Purchase Price. Section 2.2 of the Original Agreement is hereby amended to provide that the aggregate Purchase Price for the Properties is Eighty Five Million Three Hundred Fifty Thousand Dollars ($85,350,000.00). The entire Purchase Price shall be payable on the Closing Date. The Allocable Purchase Price for each of the Properties is shown on Exhibit C-1 annexed hereto.

      7. Deletion of Certain Provisions from Agreement of Sale and First Amendment. The provisions of Sections 2.3, 2.4, 2.5, 2.6(a), (b), (e) and (f),
Section 9.2 (f) and Section 9.4(l) of the Agreement of Sale are hereby deleted in their entirety. Paragraph 14 of the First Amendment is hereby deleted in entirety.

      8. Adjustments to Purchase Price. The first sentence of clause (a) of
Section 3 of the First Amendment is hereby deleted. The adjustment to the Purchase Price specified in clause (b) of Section 3 of the First Amendment is hereby deleted in its entirety.

      9. Escrows. (a) Except as provided herein, all escrows specified in the Original Agreement shall remain in full force and effect. Paragraph 4 of the First Amendment is deleted in its entirety and clause (c) below is substituted therefor. In addition, the following additional escrows shall be established at the closing:

            (a) The number "$456,000" appearing in clause (c) of Section 2.6 is deleted and the number "$158,175" is hereby substituted therefor. The parties acknowledge that a portion of the space previously occupied by Taylor Packaging consisting of approximately 62,700 square feet has been leased to Midstate Motor. If all or any portion of the remaining 33,300 square feet of the Taylor Packaging Space is leased, the amount of monies to be released to Purchaser shall be reduced as provided in clause (c) of Section 2.6.

            (b) The parties acknowledge and agree that the escrow to be established pursuant to clause (d) of Section 2.6 of the Agreement of Sale shall be $155,880. The parties acknowledge that a portion of the GMR space has been leased to Answer Pal, Inc. for a term expiring October 9, 2003 with a right to extend for one year. In addition to Seller's rights under Section 2.6(d), if Purchaser collects rent due and payable under the Answer Pal, Inc. Lease, as the same may be amended by Purchaser and such tenant, the Escrow Agent shall release to Seller the sum of $5,000 per month for each month that such rent is paid through and including the extension period of the Answer Pal, Inc. Lease.

            (c) The parties acknowledge that Cargo Logistics, the tenant leasing the Property commonly known as 200 Middlesex Avenue, Carteret, has filed for bankruptcy and there are arrearages of rent. With respect to such Property, on the Closing Date there shall be withheld from the Allocable Purchase Price for such Property and deposited with the Escrow Agent the sum of $100,000, as security for rent and operating expenses payable by Cargo Logistics for a six (6) month period following the Closing Date. Purchaser shall have the right, commencing on the corresponding day of the month immediately succeeding the Closing Date and continuing on the same day of each succeeding month for a total period of eight (8) consecutive months, to draw from such escrow account any rent not paid by Cargo Logistics within sixty (60) calendar days after its due date, until eight (8) months shall have expired after the Closing Date. If any monies remain in such escrow account at the expiration of such eight
            (8) month period, the applicable Seller shall be entitled to receive such monies.

            (d) The parties acknowledge that Extreme Fitness is negotiating to lease an additional 8,960 square feet of space at the Property known as 191 Talmadge Road (the "Expansion Space Lease"). If an Expansion Space Lease in the form of the Lease attached hereto as Exhibit DD is not executed by Extreme Fitness and delivered to Purchaser prior to the Closing Date, there shall be withheld from the Allocable Purchase Price for such Property and paid to Escrow Agent the sum of $200,000. Purchaser acknowledges that such Expansion Space Lease shall include tenant fit up not to exceed $117,000 and that a brokerage commission not to exceed five percent (5%) of the base rent will be payable in connection therewith, and that Purchaser shall be liable for such tenant fit up cost and brokerage commission. For each calendar month after the Closing Date for which the Expansion Space Lease is not executed by Extreme Fitness and delivered to Purchaser, the Escrow Agent shall release to Purchaser the sum of $10,250 (pro-rated for any portion of a month). The balance of such escrow shall be released to the applicable Seller at such time as such Expansion Space Lease is executed by Extreme Fitness and delivered to Purchaser. If the Expansion Space Lease is not executed by Extreme Fitness and delivered to Purchaser within 120 calendar days after the Closing Date, such monies shall be paid to Purchaser.

      10. Lucent Rent. The parties acknowledge that Lucent has vacated space at the Property known as 121 Fieldcrest Avenue and is not paying any rent. Purchaser hereby assigns to the applicable Seller, effective as of the Closing Date, the right to all rents due from Lucent prior to the closing and the right to collect rent for a period of three (3) months after the Closing Date.

      11. Deposit Monies. Paragraph 5 of the First Amendment is hereby deleted in its entirety and the following provision are hereby substituted therefor:

            ""The Purchase Price, plus or minus any net closing adjustments, shall be pied by wire transfer or trust account check of the Escrow Agent on the Closing Date. All references in the Original Agreement to the "Deposit are hereby deleted."

All references in the Original Agreement to the term "Deposit" are deleted.

      12. Escrow. Section 2.8 of the Original Agreement shall be applicable to all escrows to be established at the closing pursuant to the provisions of the Original Agreement and this Second Amendment.

      13. Due Diligence. Purchaser acknowledges that is has completed its due diligence investigations of the Properties and is satisfied with the results thereof. Purchaser hereby waives the right to terminate the Original Agreement pursuant to Section 4.1 of the Original Agreement and Paragraph 7 of the First Amendment.

      14. Brokerage Obligations. Section 4.6 of the Agreement of Sale is hereby supplemented to include the following provision:

            "Notwithstanding the provisions of this Section 4.6, Purchaser shall not be required to assume the provisions of the Leasing Commission Agreement between Mortgagee and The Schultz Organization, LLC or the Leasing Commission Agreement between Mortgagee and Binswanger/Klatskin, it being agreed that such agreements shall be terminated on or before the

            Closing Date insofar as same pertain to the Properties, except that Purchaser shall pay a commission to The Schultz Organization in connection with the Lease between Mortgagee and Morristown Motors. Purchaser agrees to pay to the brokers identified on Exhibits M and M-1 annexed hereto, excluding The Schultz Organization, LLC, Binswanger/Klatskin, SBWE, Inc., Insignia, Cushman & Wakefield of New Jersey, Inc and Colliers Houston, any commissions that become due and payable upon the extension, renewal or expansion of any Lease to which such brokers would be entitled to a commission under their respective agreements. In addition, Purchaser agrees to pay to George Mintz & Company, Inc. the balance of the commission that will become payable if Boonton Electronics Corporation does not terminate its Lease pursuant to Paragraph 15 of the Second Amendment thereto and to pay to Newmark Real Estate of New Jersey, L.L.C. a commission in connection with the First Amendment to Lease dated February , 2003 between the landlord and Extreme Fitness, Inc. as tenant identified in clause (d) of Paragraph 9 hereof as the Expansion Space Lease. "

      15. Amendment of Representations and Warranties. Clause (f)(iii) of
Section 5.1 is hereby supplemented to provide that Sellers make no representation or warranty that second installment of the leasing commissions payable in connection with the original term of the Boonton Electronics Corporation Lease, the commission relating to the initial term of the Morristown Motors Lease or the commission relating to the First Amendment to the Extreme Fitness Lease have been paid, it being agreed that Purchaser will pay such commissions.

      16. Supplemental Environmental Provisions. (a) The parties acknowledge that the DEP is requiring that Remediation Agreements be executed prior to the closing with respect to the Properties known as 191 Talmadge Road, 16 Thornton Road and 55 Webro Road and that the DEP will require that the sum of $100,000 be paid to a trustee pursuant to Remediation Trust Fund Agreements as financial security for performance under each such Remediation Agreement. The parties further agree that, at the closing, the sum of $100,000 shall be paid from the Allocable Purchase Price for each such Property directly to the trustee designated under each Remediation Trust Fund Agreement. The applicable Sellers agree to proceed expeditiously and in good faith to complete the remediation required to be completed by the Remediation Agreements and to obtain and forward to Purchaser promptly upon receipt a copy of each "no further action letter" issued by the DEP. The applicable Sellers shall hold and save Purchaser and its assigns harmless from and against all loss, cost, damage, injury or expense arising out of the performance of any remediation undertaken pursuant to the Remediation Agreements, any breach by the applicable Seller under any Remediation Agreement and any breach by the applicable Seller under this Paragraph 12. The provisions of this Paragraph 12 shall survive the closing of title.

      (b) To the extent that the applicable Seller requires any documentation, information, access or other cooperation from a tenant leasing space at 191 Talmadge Road, 16 Thornton Road or 55 Webro Road in order for the applicable Seller to comply with a Remediation Agreement, and the tenant is required under its Lease or at law to furnish same, upon request of the applicable Seller, Purchaser agrees to proceed in good faith and with due diligence to obtain such documentation, information access or other cooperation from a tenant. If any such tenant fails or refuses to furnish such documentation, information, access or other cooperation, Purchaser non-exclusively assigns to the applicable Seller the right to institute litigation or other proceedings against the tenant to obtain same, provided the applicable Seller shall not have the right to terminate any lease, realize on any guaranty of such Lease or recourse to any security posted under such Lease. Nothing contained herein shall be deemed a waiver of Purchaser's right to enforce the Lease against such tenant.

      (c) Clause (k) of Section 9.4 of the Original Agreement is hereby modified to provide that with respect to the Properties known as 191 Talmadge Road, 16 Thornton Road and 55 Webro Road, in lieu of providing a "letter of non-applicability" from the DEP the applicable Sellers shall deliver to Purchaser Remediation Agreements in form previously approved by Purchaser, and that with respect to the Property known as 25 Eastmans Road, the applicable Seller shall deliver a "deminimus quantity exemption" from the DEP.

      17. Title. The parties agree that Purchaser's title objections shall be satisfied upon:

            (a) Sellers executing and delivering the closing documents required to be delivered by Sellers, in form previously approved, including, without limitation, the deeds, affidavits of title, corporate resolutions and Certificate for each Property;

      (b) Sellers causing to be discharged of record all mortgages, assignments of leases, lis pendens, judgments, tax sale certificates, financing statements and other monetary liens against the Properties;

      (c) Sellers causing Raritan Building Associates Limited Partnership and 191 Talmadge Road Realty Holding, L.P. to be reinstated by the New Jersey Treasurer; and

      (d) Sellers and Purchaser adjusting at closing all taxes, assessments and other governmental charges pursuant to the Agreement of Sale.

      18. Conditions Precedent to Seller's Obligations. Section 9.1 of the Original Agreement is hereby supplemented to include the following:

            "(d) the entry of a Consent Order in the Mortgage Foreclosure Proceeding approving a settlement agreement among Sellers and Mortgagee."

      19. Conditions Precedent to Purchaser's Obligations. Clause (e) of Section
9.2 of the Original Agreement is hereby deleted. Section 9.2 of the Original Agreement is hereby supplemented to include the following:

            "(h) the entry of a Consent Order in the Mortgage Foreclosure Proceeding approving a settlement agreement among Sellers and Mortgagee and providing that on the Closing Date the Mortgagee."

      20. Closing Date. The first sentence of Section 9.3 of the Original Agreement, as amended by Section 11 of the First Amendment, is hereby deleted and the following is substituted therefor: "The closing of this transaction shall be conducted on March 12, 2003 (the "Closing Date") at 10:00 A.M. If the closing does not occur on such date, either party shall have the right to make time of the essence upon three (3) business days notice to the other party."

      21. Closing Documents. (a) Clause (j) of Section 9.4 of the Original Agreement is hereby amended to provide that the notices referred to therein must be signed by each Seller, the Mortgagee and Purchaser.

      (b) Section 9.4 of the Original Agreement is hereby supplemented to include the following provisions:

            "(r) written evidence that the Leasing Commission Agreement between Mortgagee and The Schultz Organization, LLC and the Leasing Commission Agreement between Mortgagee and Binswanger/Klatskin have been terminated insofar as same relate to the Properties;

            (s) written evidence that any commissions payable in connection with the existing terms of any Leases pursuant to which The Schultz Organization, LLC or Binswanger/Klatskin are entitled to any commissions have been paid in full, except the commission payable in connection with the Expansion Space Lease and the Morristown Motors Lease;

            (t) a termination of the management agreement between Mortgagee and The Schultz Organization to the extent same relates to any of the Properties;

            (u) an assignment in recordable form from Mortgagee of all rights under the Leases substantially in the form of ExhibitS BB annexed hereto;

            (v) assignments from Mortgagee in form reasonably acceptable to Purchaser of the roof warranties identified on Exhibit U annexed hereto;

            (w) evidence that all service contracts entered into by Mortgagee or The Schultz Organization with respect to the Properties have been terminated as of a date not later than thirty (30) days after the Closing Date without payment of any penalty or termination fee by Purchaser, provided that the foregoing requirement shall not apply to service contracts for snow removal, fire alarm/sprinkler monitoring ;

            (x) an assignment from Mortgagee of all rights under that certain Consent Order Regarding Assumption of Debtor's Real Property Lease and Granting Related Relief entered in the United States Bankruptcy Court, District of New Jersey, in Case No. 02-55654/MS and a notice from Mortgagee pursuant to Paragraph 13 of such Consent Order advising that the rights thereunder will no longer be exercised by Mortgagee;

            (y) an assignment from New York Distribution Center, L.P. of all its rights under that certain Consent Order Regarding Assumption of Debtor's Real Property Lease and Granting Related Relief entered in the United States Bankruptcy Court, District of New Jersey, on January 3, 2003 in Case No 02-55654/MS; and

            (z) written evidence that The Schultz Organization, Binswanger/Klatskin, SBWE, Inc., Insignia, Cushman & Wakefield of New Jersey, Inc and Colliers Houston have been paid in full for all commissions due in connection with the current terms of Leases for which they are entitled to a commission and that such entities waive the right to any future commissions in connection with renewals, extensions or expansions of such Leases."

      22. Additional Closing Documents. The Original Agreement is hereby supplemented to include the following provision:

            "9.8 Provided Schultz Management Group executes and delivers to Purchaser an assignment of the following Service Contracts, Purchaser will execute an assumption thereof effective as of the Closing Date:

            1.    1120 Route 22, Bridgewater, New Jersey

                  i. Service Contract for Snow Removal Services between A & M Landscaping and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, last executed October 31, 2002.

            2.    200 Middlesex Avenue, Carteret, New Jersey

                  i. Service Contract for Snow Removal Services between Kistler Paving, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, last executed November 6, 2002.

            3.    121 Fieldcrest Avenue, Edison, New Jersey

                  i. Service Contract for Snow Removal Services between Kistler Paving, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, last executed October 29, 2002.

            4.    1 Apollo Drive, Hanover, New Jersey

                  i. Service Contract for Snow Removal Services between USI Landscape & Design, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, last executed December 5, 2002.

                  ii. Central Station Installation and Service Contract between AFA Protective Systems, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, undated.

            5.    25 Eastmans Road, Hanover, New Jersey

                  i. Service Contract for Snow Removal Services between USI Landscape & Design, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, last executed December 5, 2002.

            6.    191 Talmadge Road, Edison, New Jersey

                  i. Service Contract for Snow Removal Services between Kistler Paving, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, last executed October 29, 2002.

                  ii. Central Station Installation and Service Contract between AFA Protective Systems, Inc. and Schultz Management Group, Inc., as agent for NJ Mortgage Acquisition, LLC, dated May 29, 2002."

      23. Closing Adjustments. Section 10.3 of the Original Agreement is hereby supplemented by adding the words "Mortgagee or its property manager" after the word "Seller" in the fourth line.

      (b) Article 10 of the Original Agreement is hereby supplemented to include the following provisions:

            "10.5 Special Assessments. The parties acknowledge that the Property known as 585-587 Industrial Road, Carlstadt is encumbered by special assessments levied by The Borough of Carlstadt in aggregate amount of $32,193.03, plus interest from the date such assessments were payable. The applicable Seller is contesting the legality of such assessments. The parties agree that at the closing the amount of such assessments plus interest accrued thereon shall be deducted from the Allocable Purchase Price for such Property and paid to The Borough of Carlstadt in full payment of such assessments. The parties further agree that the letter forwarding such payement to The Borough of Carlstadt shall expressly provide that such payment is being made under protest and the applicable Seller reserves all rights to obtain a refund of such payment. Purchaser acknowledges that the applicable Seller will seek a refund of any such payment and agrees that any such refund shall be the property of the applicable Seller. Purchaser agrees to execute and deliver such documents as the applicable Seller may require to perfect its interest in any such refund. The provisions of this
            Section 10.5 shall survive the closing of title.

            10.6 CAM Reconciliation for 2002. The parties acknowledge that a reconciliation of CAM charges has not been completed for the calendar year 2002. The parties shall cooperate with The Schultz Organization to complete a reconciliation for CAM charges under the Leases for the calendar year 2002. Promptly after completing such reconciliation, Purchaser shall submit to the tenants under the Leases final billings for CAM charges for the calendar year 2002. To the extent that any tenants have overpaid CAM charges for the calendar year 2002, Purchaser shall be entitled to retain from the aggregate of all payments made by all tenants the amount of any such overcharges. The balance of any CAM charges collected from the tenants shall promptly be remitted to the applicable Seller. If any tenant does not pay such bill within one hundred twenty (120) days after billing, the applicable Seller shall have the right, at its sole cost and expense, to bring such actions or proceedings not affecting possession, the validity of the related Lease or any security held by Purchaser thereunder to collect any such amounts billed to a tenant, and Purchaser shall, at no cost to Purchaser, cooperate with such Seller in any such action.

            10.7 CAM Charges for 2003.

            (a) After the closing the Sellers will submit to Purchaser Statements ("Statements") indicating any CAM charges payable by tenants under the Leases in excess of the CAM charges actually paid by each tenant for any portion of Calendar Year 2003 prior to the Closing Date, together with reasonable back up information substantiating such charges. Purchaser shall promptly send to each tenant the applicable Statements. Upon receipt of any such sums shown on such Statement, Purchaser shall promptly remit such monies to the applicable Sellers. If any tenant does not pay such sum within one hundred twenty (120) days after billing, the applicable Seller shall have the right, at its sole cost and expense, to bring such actions or proceedings not affecting possession, the validity of the related Lease or any security held by Purchaser thereunder to collect any such amounts billed to a tenant, and Purchaser shall, at no cost to Purchaser, cooperate with such Sellers in any such action.

            (b) To the extent such monies are not collected, Purchaser shall, at Sellers' request, include the amount of such sums shown on the Statements in the CAM bills which Purchaser shall send to tenants for Calendar Year 2003; it being recognized that the final expense reimbursement payments due from tenants will not be finally calculated until at least the first quarter of 2004.

            (c) If Purchaser does not challenge the Statements prepared by Sellers within sixty (60) days of receipt by Purchaser of such Statements, the amounts contained in such Statements shall be conclusive for purpose of the 2003 CAM allocation between Sellers and Purchaser (hereinafter "Seller's Allocable Share"). If Purchaser does timely challenge any particular amount, such amount shall be subject to arbitration between the parties in accordance with the rules of the American Arbitration Association. Purchaser shall pay to Sellers Seller's Allocable Share out of the sums received from each tenant for CAM payments, provided that Purchaser is paid in full for all CAM charges incurred by Purchaser for the period between the Closing Date and December 31, 2003. In the event that the amount billed or to be billed by Purchaser to any tenant for 2003 CAM is less than Seller's Allocable share, Purchaser shall pay to the applicable Seller Seller's Allocable Share at such time that it is determined that Seller's Allocable Share is less than the amount billed or to be billed to each tenant. If any tenant or Purchaser has not paid Sellers, Seller's

            Allocable Share in full by May 31, 2004, Purchaser agrees to assign to the applicable Sellers the right to Seller's Allocable Share and such Seller, at its sole cost and expense, may bring such action or proceedings not affecting possession, the validity of the related Lease or any security held by Purchaser thereunder to collect Seller's Allocable Share, and Purchaser shall, at no cost to Purchaser, cooperate with such Seller in any such action. Purchaser agrees that it will not compromise any sum due for CAM charges incurred by Sellers prior to the Closing Date, nor will Purchaser extend the date within which such CAM charges are payable."

      24. Additional Representations of Sellers. Clause (b) of Paragraph 9 of the First Amendment is hereby deleted.

      25. Exhibits. Exhibits B-1, C-1, H-1, I-1, J-1, L-1, M-1, N-1, O-1, P-1,
Q-1, R-1, S-1 and T-1 are annexed hereto and relate to the Additional Properties. Exhibits B, M and R annexed to the Agreement of Sale are hereby replaced by Exhibits B, M and R annexed hereto. Exhibits F and K of the Agreement of Sale are hereby deleted in their entirety and Exhibit K-1 annexed hereto which identifies the security deposits currently being held with respect to all of the Properties is substituted for Exhibits K and K-1. Exhibit B annexed to the First Amendment is deleted in its entirety. Also annexed hereto are supplements to Exhibits J, L and N annexed to the Agreement of Sale.

      26. Assignment. Pursuant to Section 12.2 of the Agreement of Sale, Purchaser hereby designates Keystone NJP LLC as the entity to take title to the Property identified as 16 Thornton Road, Oakland, hereby designates Keystone NJP II to take title to the Properties identified as 110 Triangle Boulevard, Carlsdadt, 121 Fieldcrest Avenue, Edison and 200 Middlesex Avenue, Carteret, Keystone NJP III LLC to take title to the Properties identified as 25 Eastmans Road, Hanover, 55 Webro Road, Clifton and 1 Apollo Drive, Hanover, Keystone NJP IV LLC as the entity to take title to the Properties identified as 585/587 Industrial Road, Carlstadt and 1120 Route 22, Bridgewater and Keystone Talmadge LLC as the entity to take title to the Property identified as 191 Talmadge Road, Edison. Purchaser hereby assigns to such entities its rights hereunder insofar as same pertain to the Properties to be acquired by such entities and Sellers hereby consent to such assignments. Sellers further agrees that all closing documents to be executed by Purchaser with respect to the Properties being acquired by Keystone Talmadge LLC, Keystone NJP LLC, Keystone NJP II LLC, Keystone NJP III LLC and Keystone NJP IV LLC shall be executed by such entities and not by Purchaser and that, to the extent Purchaser is obligated to assume any post closing obligations hereunder, each entity taking title to one or more of the Properties shall only be obligated to assume those obligations that relate to the Property or Properties being acquired by it. Sellers and Purchaser agree that with respect to the escrows to be established at the closing pursuant to the Original Agreement as amended by this Second Amendment, such escrows shall be deemed to be between only the applicable Seller and the entity actually taking title to one or more of the Properties.

      27. Audit Rights. Purchaser and its consultants shall have the right for a period of ninety (90) calendar days after the Closing Date to inspect the books and records in the possession of Sellers with respect to the Properties and to make copies thereof. Sellers agree to make such books and records available to Purchaser and its consultants and to furnish any information in the possession of Sellers relating to the operation of the Properties.

      28. Carlstadt Easement. Paragraph 15 of the First Amendment is hereby deleted in entirety and the following provision is substituted therefor:

            "The parties acknowledge that Carlstadt Associates, Ltd. has been involved in litigation with E & K Success, Ltd. ("E&K") with respect to a storm water sewer easement on adjoining lands owned by E&K in
            matter entitled [           ], Civil Action Number [         ].
            Sellers represent and warrant to Purchaser that such litigation has been settled on the Court Record and that E & K has agreed pursuant to such settlement to grant to Carlstadt Associates, Ltd. an Easement Agreement for the installation of an underground storm water pipe. On the Closing Date, the applicable Seller shall execute and deliver to Purchaser an assignment of all rights against E&K, including all rights under the settlement agreement. The parties agree that there shall be deducted from the Allocable Price for the Property commonly known as 585-587 Industrial Road, Carlstadt, New Jersey, and deposited with the Escrow Agent the sum of $30,000 to be utilized by Purchaser to install the sewer line and perform such other work as may be necessary under the settlement. After the closing, Purchaser shall attempt to complete the installation of the sewer line and such other work and shall be entitled to reimbursement from such monies for the cost thereof as the work progresses. Any portion of the monies escrowed to complete such work remaining after Purchaser has been reimbursed for such cost of completion shall promptly be paid to the applicable Seller. If Purchaser has not exhausted the $30,000 escrow within five (5) years after the Closing Date, the balance of such escrow shall be paid to the applicable Seller."

      29. 585 Industrial Road, Carlstadt. Sellers have advised Purchaser that Improved Packaging has filed litigation against the applicable Seller alleging that such tenant sustained damages during the installation of the roof of the Property known as 585 Industrial Road, Carlstadt. Purchaser agrees that, upon reasonable notice to Purchaser, subject to the rights of any tenants, Seller and its consultants shall have access to the building for purposes of inspection. The provisions of the preceding sentence shall survive the closing of title.

      30. Miscellaneous. Except as amended hereby, all of the terms and conditions of the Original Agreement are hereby ratified and confirmed and shall remain in full force and effect. This Second Amendment shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Second Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New Jersey. This Second Amendment may not be amended or modified, nor may any obligation hereunder be waived orally, and no such amendment, modification or waiver shall be effective for any purpose unless it is in writing and signed by the party against whom enforcement thereof is sought. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of, or aid in the interpretation of any of the provisions hereof. If there is any inconsistency between the provisions of this Second Amendment and the provisions of the Original Agreement, the provisions of this Second Amendment shall govern. This Second Amendment may be executed and delivered in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes.

                           (Intentionally Left Blank)

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                             Sellers:

                             INTERSTATE 78 OFFICE PARK, LTD.
                             A New Jersey Limited Partnership

                             By: Interstate 78 Office Park GP, L.L.C., A
                                 New Jersey Limited Liability Company,
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership,
                                     Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation
                                         general partner


                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President


                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President

                            NEW YORK DISTRIBUTION CENTER, L.P.
                            A New Jersey Limited Partnership

                            By: Carteret-Industrial Road Management
                                Corp., A New Jersey Corporation,
                                general partner

                                By:    /s/ Lawrence S. Berger
                                       -----------------------------------------
                                Name:  Lawrence S. Berger
                                Title: President


                            RARITAN BUILDING ASSOCIATES LIMITED PARTNERSHIP, A New Jersey Limited Partnership

                            By: Raritan Building GP, L.L.C.,
                                A New Jersey Limited Liability Company
                                general partner

                                By: United States Land Resources, L.P.,
                                    A New Jersey Limited Partnership, Manager

                                    By: United States Realty Resources, Inc.,
                                        A New Jersey Corporation general partner

                                           By: /s/ Lawrence S. Berger
                                              ----------------------------------
                                              Name:  Lawrence S. Berger
                                              Title: President


                             191 TALMADGE ROAD REALTY HOLDINGS, L.P.
                                    A New Jersey Limited Partnership

                                    By: 191 Talmadge GP, Inc.

                                    By: /s/ Lawrence S. Berger
                                       -----------------------------------------
                                       Name:  Lawrence S. Berger
                                       Title: President

                             CARLSTADT BUILDING REALTY HOLDINGS, L.P.
                             A New Jersey Limited Partnership

                             By: Carlstadt Triangle Property, Inc., A
                                 New Jersey Corporation, general partner

                                 By: /s/ Lawrence S. Berger
                                     -------------------------------------------
                                     Name:  Lawrence S. Berger
                                     Title: President


                             CARLSTADT ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: Carlstadt Industrial Road GP, L.L.C.,
                                 A New Jersey Limited Liability Company,
                                 general partner

                                 By: United States Land Resources, L.P.,
                                     A New Jersey Limited Partnership, Manager

                                     By: United States Realty Resources,
                                         Inc., A New Jersey Corporation,
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                         Name:  Lawrence S. Berger
                                         Title: President


                             APOLLO ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: One Apollo Drive Management Company, Inc.,
                                 general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                         Name:  Lawrence S. Berger
                                         Title: President

                             EASTMANS ROAD ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: Eastmans Road GP, L.L.C., general partner

                                 By: United States Land Resources, L.P., manager

                                     By: United States Realty Resources, Inc.,
                                         general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name: Lawrence S. Berger
                                             Title: President


                             WEBRO ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: Webro Building GP, Inc., general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President


                             OAKLAND BUILDING ASSOCIATES, LTD.
                             A New Jersey Limited Partnership

                             By: Oakland Building GP, Inc., general partner

                                         By: /s/ Lawrence S. Berger
                                             -----------------------------------
                                             Name:  Lawrence S. Berger
                                             Title: President


                             KEYSTONE NEW JERSEY ASSOCIATES, LLC

                             By: /s/ John P. DiCola
                                ------------------------------------------------
                                Name:  John P. DiCola
                                Title: Senior Vice President

                            JOINDER BY TITLE INSURER

      By execution hereof, the Title Insurer hereby consents to the execution and delivery of this Agreement.

                                      CHICAGO TITLE INSURANCE
                                      COMPANY


                                      By: /s/ Ralph A. Romano
                                          --------------------------------------
                                          Name: Ralph A. Romano
                                          Title: R.V.P.